PROSPECTUS SUPPLEMENT                        This Prospectus Supplement, filed
FOR THE PERIOD ENDING                        pursuant to Rule 424(b)(3),
NOVEMBER 30, 1998 TO                         relates to Registration Statement
PROSPECTUS DATED                             33-71502-01 and the Prospectus
NOVEMBER 19, 1993                            dated November 19, 1993

                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 15, 1998


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-23108                      Not Applicable
--------                        -------                      --------------
(State of                       (Commission                  (IRS Employer
organization)                   File Number)                 Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                                    19720
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)


                                 Page 1 of 147
                         Index to Exhibits is on page 8

Item 5.  Other Events
         ------------

A) Series 1993-1:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B) Series 1993-2:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C) Series 1993-3:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D) Series 1994-2:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E) Series 1994-3:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F) Series 1994-A:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G) Series 1995-1:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H) Series 1995-2:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I) Series 1995-3:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J) Series 1996-1:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K) Series 1996-2:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L) Series 1996-3:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders' Statement for the November 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M) Series 1996-4:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N) Series 1997-1:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O) Series 1997-2:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P) Series 1997-3:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q) Series 1997-4:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R) Series 1998-1:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S) Series 1998-2:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T) Series 1998-3:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

U) Series 1998-4:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(u) hereto.

V) Series 1998-6:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1998-6, which is attached as Exhibit 20(v) hereto.

W) Series 1998-7:
   -------------
On December 15, 1998 the Registrant made available the Monthly
Certificateholders Statement for the November 1998 Due Period with respect to Series 1998-7, which is attached as Exhibit 20(w) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(c) Exhibits

Exhibit No.             Description
-----------             -----------
20(a)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1993-1.

20(b)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1993-2.

20(c)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1993-3.

20(d)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1994-2.

20(e)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1994-3.

20(f)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1994-A.

20(g)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1995-1.

20(h)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1995-2.

20(i)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1995-3.

20(j)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1996-1.

20(k)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1996-2.

20(l)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1996-3.

20(m)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1996-4.

20(n)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1997-1.

20(o)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1997-2.

20(p)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1997-3.

20(q)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1997-4.

20(r)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1998-1.

20(s)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1998-2.

20(t)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1998-3.

20(u)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1998-4.

20(v)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1998-6.

20(w)                    Monthly Certificateholders' Statement, related to the
                         Due Period ending November 30, 1998, for Series 1998-7.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                             By: GREENWOOD TRUST COMPANY
                                 as originator of the Trust


                             By: John J. Coane
                                ---------------------------------
                                John J. Coane
                                Vice President, Chief Accounting
                                Officer and Treasurer


Date: December 15, 1998

                                 EXHIBIT INDEX



Exhibit No.             Description
-----------             -----------
20(a)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1993-1.

20(b)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1993-2.

20(c)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1993-3.

20(d)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1994-2.

20(e)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1994-3.

20(f)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1994-A.

20(g)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1995-1.

20(h)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1995-2.

20(i)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1995-3.

20(j)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1996-1.

20(k)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1996-2.

20(l)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1996-3.

20(m)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1996-4.

20(n)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1997-1.

20(o)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1997-2.

20(p)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1997-3.

20(q)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1997-4.

20(r)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1998-1.

20(s)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1998-2.

20(t)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1998-3.

20(u)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1998-4.

20(v)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1998-6.

20(w)                   Monthly Certificateholders' Statement, related to the
                        Due Period ending November 30, 1998, for Series 1998-7.